Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-97341, 333-49528, 333-01044, 333-38354, 033-55792-NY, 333-69311, 333-30054,
333-32642, 333-69134 and 333-109368 on Form S-3 and in Registration Statement Nos. 333-01048 and 333-31832 on Form S-8 of Greg Manning Auctions, Inc. of our report dated September 7, 2004 relating to the financial statements which appear in this Form 10-K of Greg Manning Auctions, Inc.


/s/ Amper, Politziner & Mattia P.C.

Edison, New Jersey
September 7, 2004